Exhibit 23.3

(PricewaterhouseCoopers LLP Company Letterhead)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2005 relating to the financial statements, management’s assessment on the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Midland Cogeneration Venture L.P. which appears in the Amendment No. 3 to the El Paso Corporation Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

August 23, 2005